Exhibit 99.1

Brookline Bancorp Announces Second Quarter Earnings and Dividend Declarations

BROOKLINE, Mass.--(BUSINESS WIRE)--Brookline Bancorp, Inc. (the “Company”) (NASDAQ: BRKL) announced today its earnings for the 2008 second quarter and approval by its Board of Directors of a regular quarterly dividend of $0.085 per share and an extra dividend of $0.20 per share payable August 15, 2008 to stockholders of record on July 31, 2008.

The Company earned $3,674,000, or $0.06 per share on a basic and diluted basis, for the quarter ended June 30, 2008 compared to $4,852,000, or $0.08 per share on a basic and diluted basis, for the quarter ended June 30, 2007. The decline in net income was attributable to a rise in the provision for credit losses ($894,000 after taxes) and foregone interest income ($463,000 after taxes) resulting from a $51.4 million reduction in the average balance of stockholders’ equity caused by stock repurchases and the payment of semi-annual extra dividends between the two periods.

Net income for the first half of 2008 was $6,369,000, or $0.11 per share on a basic and diluted basis, compared to $9,793,000, or $0.16 per share on a basic and diluted basis, for the first half of 2007. The decline in net income was attributable to a rise in the provision for credit losses ($1,423,000 after taxes), foregone interest income ($1,046,000 after taxes) resulting from a $56.8 million reduction in the average balance of stockholders’ equity, and to a $1,249,000 ($801,000 after taxes) write-down in the carrying value of preferred stock issued by Merrill Lynch & Co., Inc. and the Federal National Mortgage Association (“FNMA”) taken in recognition of the decline in the market value of the preferred stocks and other public information about the issuers. At June 30, 2008, the market value of the preferred stocks of these issuers owned by the Company exceeded their $2,679,000 carrying value by $6,000. Declines in the market value of the stocks subsequent to June 30, 2008 based on public information about operating difficulties at the issuers could necessitate further write-downs in the second half of 2008.

Interest rate spread improved from 2.13% in the 2007 second quarter and 2.02% in the 2008 first quarter to 2.21% in the 2008 second quarter due primarily to matters discussed in the following paragraph. Net interest margin declined from 3.18% in the 2007 second quarter to 2.96% in the 2008 first quarter, but improved to 3.03% in the 2008 second quarter. The decline resulted primarily from the foregone interest income referred to above while the improvement in the most recent quarter was due primarily to matters discussed in the following paragraph.

Interest rate spread and net interest margin are greatly influenced by the rate setting actions of the Federal Reserve and rates offered for loans and deposits by competitors. The overnight rate of federal fund borrowings between banks declined seven times from 5.25% on September 17, 2007 to 4.25% at December 31, 2007, 2.25% at March 31, 2008 and 2.00% on April 30, 2008. The rapidity of the rate reductions had an immediate negative effect on the yield of the Company’s assets adjustable to market rates and those assets that either matured or were refinanced. The impact on rates paid for certificates of deposits and borrowed funds, however, was less rapid as many of those liabilities matured later on. Interest rate spread and net interest margin improved in the 2008 second quarter as maturing certificates of deposit and borrowed funds were refinanced at lower rates. That trend is expected to continue in the second half of 2008 provided there are no major upward changes by the Federal Reserve in the overnight rate for borrowings.

The provision for credit losses was $2,579,000 in the 2008 second quarter compared to $1,107,000 in the 2007 second quarter and $4,693,000 in the first half of 2008 compared to $2,357,000 in the first half of 2007. The provision is comprised of amounts relating to the indirect automobile (“auto”) portfolio, equipment finance and small business loans originated by a subsidiary (“Eastern”), and the remainder of the Company’s loan portfolio and unfunded commitments.

The auto portfolio has risen modestly from $591 million at June 30, 2007 to $594 million at December 31, 2007 and $597 million at June 30, 2008. Due to rising delinquencies and charge-offs and deteriorating trends in the economy and the auto industry, the Company commenced taking steps in the second half of 2007 to tighten its underwriting criteria. Also, effective July 1, 2008, the Company decided to curtail dealer accommodation loans due to higher credit risks normally associated with such loans. Such changes, coupled with weaker sales in the auto industry, could result in some shrinkage of the auto portfolio in the second half of 2008 and thereafter. On the other hand, the higher underwriting criteria should ultimately result in lower levels of charge-offs. In the next few quarters, however, charge-offs could continue to exceed levels experienced during better economic periods.

The effect of the changes in underwriting is evident in the decline of loans originated to borrowers with credit scores below 660 from $44.0 million, or 13.7% of all the loans originated in the year 2006, and $25.4 million (13.4%) in the first half of 2007 to $14.6 million (9.8%) in the second half of 2007 and $10.5 million (6.8%) in the first half of 2008. At June 30, 2008, the average FICO score of the auto portfolio was 732 and the portion of the portfolio with FICO scores below 660 was 10.4%. Auto loans delinquent 30 days or more at June 30, 2008 were $9.8 million (1.64% of the portfolio) compared to $9.0 million (1.53%) at March 31, 2008 and $11.7 million (1.98%) at December 31, 2007. According to data published by the American Bankers Association, the rate of all indirect auto loans in Massachusetts past due 30 days or more at March 31, 2008 (the latest date available) was 2.69%.

Net charge-offs of auto loans have elevated over the last several quarters. In the first half of 2007, net charge-offs were $1,295,000 (an annualized rate of 0.46% based on average loans outstanding). Thereafter, net charge-offs rose to $1,232,000 (0.82%) in the 2007 third quarter, $1,462,000 (0.97%) in the 2007 fourth quarter, $1,371,000 (0.93%) in the 2008 first quarter and $1,688,000 (1.14%) in the 2008 second quarter. The increases were attributable in part to the higher per unit losses from sales of repossessed vehicles. With the rise in the price of gas and weakening trends in the economy, the value of less fuel efficient vehicles has declined.

The provision for auto loan losses was $2,200,000 in the 2008 second quarter compared to $779,000 in the 2007 second quarter and $3,746,000 in the first half of 2008 compared to $1,623,000 in the first half of 2007. All of these amounts exceeded the net charge-offs in those respective periods. Constant provisions in excess of net charge-offs has resulted in the allowance for auto loan losses growing from $4,176,000 (0.77% of loans outstanding) at December 31, 2006 to $5,662,000 (0.95%) at December 31, 2007 and $6,349,000 (1.06%) at June 30, 2008. That latter percent exceeds the 1.03% annualized rate of net charge-offs experienced in the first half of 2008. In evaluating the overall adequacy of the allowance for loans losses, one should take into consideration the unallocated portion of the allowance for loan losses of $3,550,000 at June 30, 2008 that is available to offset any possible shortfall should future charge-offs in any segments of the Company’s loan portfolio exceed current estimates.

The provision for Eastern loan losses was $129,000 in the 2008 second quarter compared to $328,000 in the 2007 second quarter and $397,000 in the first half of 2008 compared to $709,000 in the first half of 2007. Net charge-offs in those periods were $111,000, $288,000, $331,000 and $679,000, respectively. The annualized rate of net charge-offs was 0.46% in the first half of 2008 compared to 1.06% in the first half of 2007 and 0.82% for the year 2007. Eastern loans delinquent 30 days or more improved from $2,699,000 (1.91% of loans outstanding) at December 31, 2007 to $2,520,000 (1.74%) at March 31, 2008 and $2,485,000 (1.72%) at June 30, 2008. The allowance for Eastern loan losses at June 30, 2008 was $2,493,000, or 1.72% of Eastern’s $145 million portfolio.

The remainder of the Company’s loan portfolio at June 30, 2008 was comprised of residential mortgage loans ($321 million), multi-family and commercial real estate mortgage loans ($790 million), construction loans ($25 million), home equity loans ($37 million), commercial loans ($168 million) and other consumer loans ($4 million), less unadvanced funds on those loans of $121 million. These parts of the portfolio, which grew by only $27 million in the year 2007, grew $40 million in the 2008 first quarter and $46 million in the 2008 second quarter. Growth in the first half of the year was concentrated primarily in residential mortgage loans ($25 million) and other mortgage loans, substantially commercial ($56 million).

The provision for credit losses related to the portfolio addressed in the preceding paragraph and to unfunded commitments was $250,000 in the 2008 second quarter compared to none in the 2007 second quarter and $550,000 in the first half of 2008 compared to $25,000 in the first half of 2007. The provisions were established solely due to loan growth in those periods, as no loan charge-offs were experienced other than an inconsequential amount of consumer loans. (Earnings were charged $67,000 in the first half of 2008 as a result of write-downs in the carrying value of a foreclosed residential property in the Company’s portfolio.) Loans delinquent 90 days or more at June 30, 2008 included $2,342,000 related to one commercial real estate borrower and $594,000 in residential mortgage loans. The loans are believed to be adequately secured.

The declines in non-interest income in the quarterly and semi-annual periods of 2008 compared to 2007 were attributable to lower mortgage loan prepayment fees. Excluding amortization of intangible assets, non-interest expenses were $275,000 (2.8%) higher in the 2008 second quarter than in the 2007 second quarter and $813,000 (4.3%) higher in the first half of 2008 than in the first half of 2007. The increases resulted primarily from higher loan collection costs, auto repossession costs, data processing expenses and professional fees.

No shares of the Company’s common stock were repurchased in the 2008 second quarter (40,100 shares were repurchased in the 2008 first quarter.) As of June 30, 2008, management of the Company was authorized by the Board of Directors to purchase up to an additional 4,804,410 shares of the Company’s common stock.

In addition to approving payment of the regular quarterly dividend of $0.085 per share, the Board of Directors approved payment of an extra dividend of $0.20 per share payable on August 15, 2008 to stockholders of record on July 31, 2008. While the Board of Directors has returned excess capital to stockholders through payment of semi-annual extra dividends totaling $2.20 per share since August 2003, future payments and the magnitude of any such payments will be considered in light of changing opportunities to deploy capital effectively, including the repurchase of the Company’s common stock and expansion of the Company’s business through acquisitions.

The above text contains statements about future events that constitute forward-looking statements. Projections about future events are subject to risks and uncertainties that could cause actual results to differ materially. Factors that could cause such differences include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations and competition.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES Consolidated Balance Sheets (In thousands except share data)

	June 30,	December 31,	June 30,
	2008	2007	2007
ASSETS
Cash and due from banks	$17,139	$17,699	$16,679
Short-term investments	86,737	135,925	134,853
Securities available for sale	316,052	284,051	275,884
Securities held to maturity (market value of $175, $199 and $223, respectively)	166	189	216
Restricted equity securities	32,638	28,143	26,563
Loans	1,983,313	1,890,896	1,853,089
Allowance for loan losses	(25,722)	(24,445)	(23,312)
Net loans	1,957,591	1,866,451	1,829,777
Accrued interest receivable	8,899	9,623	9,443
Bank premises and equipment, net	9,489	9,045	9,258
Deferred tax asset	12,247	10,849	11,098
Prepaid income taxes	462	2,105	3,815
Goodwill	43,241	42,545	42,545
Identified intangible assets, net of accumulated amortization of $7,494, $6,618 and $5,611, respectively	5,458	6,334	7,341
Other assets	4,497	5,551	4,137
Total assets	$2,494,616	$2,418,510	$2,371,609

LIABILITIES AND STOCKHOLDERS’ EQUITY
Retail deposits	$1,282,114	$1,250,337	$1,231,252
Brokered deposits	27,047	67,904	77,871
Borrowed funds	652,798	548,015	480,211
Subordinated debt	-	7,008	7,039
Mortgagors’ escrow accounts	5,478	5,051	5,275
Accrued expenses and other liabilities	20,122	20,116	21,683
Total liabilities	1,987,559	1,898,431	1,823,331

Minority interest in subsidiary	1,212	1,371	1,255

Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	-	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 63,742,994 shares, 63,323,703 shares and 63,058,384 shares issued, respectively	637	633	631
Additional paid-in capital	517,268	513,949	510,511
Retained earnings, partially restricted	53,433	68,875	83,133
Accumulated other comprehensive income (loss)	(393)	121	(985)
Treasury stock, at cost - 5,373,733 shares, 5,333,633 shares and 3,465,611 shares, respectively	(62,107)	(61,735)	(42,984)
Unallocated common stock held by ESOP – 548,868 shares, 574,974 shares and 602,027 shares, respectively	(2,993)	(3,135)	(3,283)
Total stockholders’ equity	505,845	518,708	547,023

Total liabilities and stockholders’ equity	$2,494,616	$2,418,510	$2,371,609

BROOKLINE BANCORP, INC. AND SUBSIDIARIES Consolidated Statements of Income (In thousands except share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Interest income:
Loans	$30,852	$30,329	$61,806	$59,922
Debt securities	3,740	3,560	7,156	7,340
Marketable equity securities	55	7	123	35
Restricted equity securities	326	403	733	884
Short-term investments	405	1,798	1,411	3,483
Total interest income	35,378	36,097	71,229	71,664

Interest expense:
Retail deposits	10,163	11,138	21,676	21,856
Brokered deposits	569	1,046	1,480	2,073
Borrowed funds	6,600	5,704	12,803	11,160
Subordinated debt	-	158	65	391
Total interest expense	17,332	18,046	36,024	35,480

Net interest income	18,046	18,051	35,205	36,184
Provision for credit losses	2,579	1,107	4,693	2,357
Net interest income after provision for credit losses	15,467	16,944	30,512	33,827

Non-interest income:
Fees and charges	1,107	1,272	2,086	2,291
Loss on write-down of securities	-	-	(1,249)	-
Other income	16	9	31	40
Total non-interest income	1,123	1,281	868	2,331

Non-interest expense:
Compensation and employee benefits	5,210	5,246	10,558	10,485
Occupancy	905	836	1,839	1,691
Equipment and data processing	1,676	1,653	3,373	3,172
Professional services	519	536	1,005	1,015
Advertising and marketing	203	279	337	406
Amortization of identified intangible assets	438	504	876	1,007
Other	1,484	1,172	2,750	2,280
Total non-interest expense	10,435	10,226	20,738	20,056

Income before income taxes and minority interest	6,155	7,999	10,642	16,102
Provision for income taxes	2,417	3,103	4,164	6,221
Net income before minority interest	3,738	4,896	6,478	9,881

Minority interest in earnings of subsidiary	64	44	109	88
Net income	$3,674	$4,852	$6,369	$9,793

Earnings per common share:
Basic	$0.06	$0.08	$0.11	$0.16
Diluted	0.06	0.08	0.11	0.16

Weighted average common shares outstanding during the period:
Basic	57,571,596	59,749,897	57,530,047	60,139,899
Diluted	57,821,388	60,346,901	57,792,627	60,762,771

BROOKLINE BANCORP, INC. AND SUBSIDIARIES Average Yields / Costs

	Three months ended June 30,
	2008			2007
	Average balance	Interest (1)	Average yield/ cost	Average balance	Interest (1)	Average yield/ cost
	(Dollars in thousands)
Assets
Interest-earning assets:
Short-term investments	$73,119	$405	2.22%	$138,758	$1,798	5.20%
Debt securities (2)	328,553	3,797	4.62	288,231	3,646	5.06
Equity securities (2)	34,009	402	4.74	27,254	413	6.08
Mortgage loans (3)	1,087,848	16,032	5.89	1,032,270	16,488	6.39
Commercial loans - Eastern Funding (3)	144,326	3,536	9.80	129,088	3,444	10.70
Other commercial loans (3)	109,966	1,511	5.50	69,274	1,234	7.13
Indirect automobile loans (3)	609,887	9,715	6.39	594,485	9,098	6.14
Other consumer loans (3)	3,924	58	5.91	3,328	65	7.81
Total interest-earning assets	2,391,632	35,456	5.93%	2,282,688	36,186	6.35%
Allowance for loan losses	(24,892)			(23,162)
Non-interest earning assets	99,772			97,926
Total assets	$2,466,512			$2,357,452

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW accounts	$88,338	61	0.28%	$86,446	69	0.32%
Savings accounts	90,768	300	1.33	97,496	407	1.67
Money market savings accounts	226,999	1,205	2.13	221,129	1,566	2.84
Retail certificates of deposit	816,158	8,597	4.22	753,724	9,096	4.84
Total retail deposits	1,222,263	10,163	3.34	1,158,795	11,138	3.86
Brokered certificates of deposit	42,275	569	5.40	77,958	1,046	5.38
Total deposits	1,264,538	10,732	3.40	1,236,753	12,184	3.95
Borrowed funds	602,133	6,600	4.34	468,236	5,704	4.82
Subordinated debt	-	-	-	8,260	158	7.57
Total interest-bearing liabilities	1,866,671	17,332	3.72%	1,713,249	18,046	4.22%
Non-interest-bearing demand checking accounts	68,077			61,803
Other liabilities	25,158			24,376
Total liabilities	1,959,906			1,799,428
Stockholders’ equity	506,606			558,024
Total liabilities and stockholders’ equity	$2,466,512			$2,357,452
Net interest income (tax equivalent basis)/interest rate spread (4)		18,124	2.21%		18,140	2.13%
Less adjustment of tax exempt income		78			89
Net interest income		$18,046			$18,051
Net interest margin (5)			3.03%			3.18%

(1) Tax exempt income on equity securities and municipal bonds is included on a tax equivalent basis.

(2)    Average balances include unrealized gains (losses) on securities available for sale. Equity securities include marketable equity securities (preferred and common stocks) and restricted equity securities.

(3) Loans on non-accrual status are included in average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES Selected Financial Ratios and Other Data

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007

Performance Ratios (annualized):
Return on average assets	0.60%	0.82%	0.52%	0.83%
Return on average stockholders = equity	2.90%	3.48%	2.50%	3.45%
Interest rate spread	2.21%	2.13%	2.12%	2.11%
Net interest margin	3.03%	3.18%	2.99%	3.18%

Dividends paid per share during period	$0.085	$0.085	$0.37	$0.37
	At	At	At
	June 30,	December 31,	June 30,
	2008	2007	2007
	(dollars in thousands except per share data)
Capital Ratio:
Stockholders = equity to total assets	20.28%	21.45%	23.07%
Tangible stockholders’ equity to total assets	18.69%	19.83%	21.41%

Asset Quality:
Non-accrual loans	$5,221	$2,730	$2,986
Non-performing assets	6,939	5,399	4,224
Allowance for loan losses	25,722	24,445	23,312
Allowance for loan losses as a percent of total loans	1.30%	1.29%	1.26%
Non-performing assets as a percent of total assets	0.28%	0.22%	0.18%

Per Share Data:
Book value per share	$8.67	$8.94	$9.18
Tangible book value per share	7.83	8.10	8.34
Market value per share	9.55	10.16	11.51

CONTACT:
Brookline Bancorp, Inc.
Paul R. Bechet, 617-278-6405
Chief Financial Officer